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                                                                   EXHIBIT 10.30

                                 AMENDMENT NO. 5

                                       TO

                      PCS 1900 PROJECT AND SUPPLY AGREEMENT

                                     BETWEEN

                             WESTERN PCS CORPORATION

                                       AND

                              NORTHERN TELECOM INC.


Made effective as of this ____ day of September, 1998, by and between Northern Telecom Inc. ("Seller") and Western PCS Corporation ("Buyer").

WHEREAS, Buyer and Seller entered into a PCS 1900 Project and Supply Agreement dated June 30, 1995 (as heretofore amended, the "Agreement"); and

WHEREAS, Buyer and Seller now wish to amend the Agreement to modify the Year 2000 warranty therein.

NOW THEREFORE, for good and valuable consideration hereby given, Buyer and Seller agree to amend the Agreement as follows:

1.      Amend Subsection 7.3.1 as follows:

        7.3.1 Year 2000 Ready - Warranty. Seller represents and warrants that Seller's Hardware and/or Software supplied to Buyer under this Agreement, shall function, during the applicable Warranty Period of the applicable Hardware and/or Software under this Agreement (but in any event, at least through March 30, 2000), with respect to any date dependent operations, without any material, service-affecting or operational non-conformance to its applicable specifications, provided that both any Hardware and/or any specific Software load or release designated as necessary by Seller has been installed with respect to such Seller Hardware and/or Software. If Seller's Hardware and/or Software fails to so function, Buyer's sole remedy and Seller's sole obligation under this warranty is for Seller, at the earliest practicable time, to correct such failure through, at Seller's option, the replacement or the repair or modification of the applicable Hardware and/or Software or such other actions as Seller reasonably determines to be appropriate.

The foregoing does not constitute a commitment by Seller (a) to otherwise support the Hardware and/or Software beyond its contractually committed Warranty Period, or (b) that the date format used by the Hardware and/or Software complies with any particular standard. Some Seller




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Hardware and/or Software may continue to use year representations which do not use four digits where such representations can be interpreted without ambiguity as to century.

2.      Ratification of Agreement

        Except as specifically modified by this Amendment No. 5, the Agreement shall in all other respects continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed by their duly authorized representatives.


WESTERN PCS CORPORATION                     NORTHERN TELECOM INC.


By:         /s/ Tim R. Wong                 By:          /s/ Nancy White
    -------------------------------             --------------------------------

Name:         Tim R. Wong                   Name:          Nancy White
      -----------------------------               ------------------------------
             (Type/Print)                                  (Type/Print)

Title: Vice President, Engineering          Title: Vice President and General
       ----------------------------                    Manager, U.S. Region
                                                   -----------------------------

Date:           9/17/98                     Date:            10/30/98
      -----------------------------               ------------------------------